Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Palmer Square Capital BDC Inc. of our report dated February 28, 2024 relating to the financial statements, which appears in Palmer Square Capital BDC Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the headings “Experts” and “Senior Securities” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
July 23, 2024